        Exhibit 10.2
Motorola Solutions, Inc.
2023-2025 Long Range Incentive Plan (LRIP) Terms
As Approved by the Compensation and Leadership Committee
On February 24, 2023

Design Feature	2023-2025 LRIP
Performance Cycle	Three years from January 1, 2023 through December 31, 2025
Eligible Population	Corporate Vice Presidents and above
Performance Criteria

Relative Total Shareholder Return (TSR)
TSR Defined as:
Ending stock price
    (Daily average during the final three months of the Performance Cycle)
+    Value of reinvested dividends
=    Total ending value
–    Beginning stock price
    (Daily average during the three months preceding the Performance Cycle)
=    Total value created
÷    Beginning share price
    (Daily average during the three months preceding the Performance Cycle)
= Total shareholder return

Negative TSR Component	If the resulting TSR performance for Motorola Solutions is negative, the Committee will have full discretion to reduce the final calculated payout.

        Exhibit 10.2
Motorola Solutions, Inc.
2023-2025 Long Range Incentive Plan (LRIP) Terms
As Approved by the Compensation and Leadership Committee
On February 24, 2023

Comparator Group	S&P 500 defined as companies in the S&P 500 at the beginning of the performance period; must be publically traded on or after July 1, 2024 to be included in the TSR percentile calculation at the end of the performance cycle.
Payout Scale	Relative TSR Payout Scale

MSI 3-Year TSR
Percentile Rank
Payout Factor

90th – 100th Percentile
250%

80th – 89.99th Percentile
200%

70th – 79.99th Percentile
175%

60th – 69.99th Percentile
150%

55th – 59.99th Percentile
110%

50th – 54.99th Percentile
90%

45th – 49.99th Percentile
80%

35th – 44.99th Percentile
50%

30th – 34.99th Percentile
30%

< 30.00th Percentile
0%